As filed with the Securities and Exchange Commission on April 12, 2013	Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Rally Software Development Corp.

(Exact name of registrant as specified in its charter)

Delaware	84-1597294
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

3333 Walnut Street

Boulder, Colorado 80301

 (Address of principal executive offices) (Zip code)

Amended and Restated 2002 Stock Option Plan

2013 Equity Incentive Plan

2013 Employee Stock Purchase Plan

(Full title of the plan)

Timothy A. Miller

President and Chief Executive Officer

Rally Software Development Corp.

3333 Walnut Street

Boulder, Colorado 80301

(303) 565-2800

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Michael L. Platt
John T. McKenna

Cooley LLP

380 Interlocken Crescent, Suite 900

Broomfield, Colorado 80021

Tel: (720) 566-4000

Fax: (720) 566-4099

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share
– Outstanding under the Amended and Restated 2002 Stock Option Plan (Options)	1,632,268	(2)	$5.03	(3)	$8,210,308.04	$1,119.89
– Outstanding under the Amended and Restated 2002 Stock Option Plan (RSUs)	119,998	(4)	$14.00	(5)	$1,679,972.00	$229.15
– Reserved for future issuance under the Amended and Restated 2002 Stock Option Plan	137,113	(6)	$14.00	(7)	$1,919,582.00	$261.83
– Reserved for future issuance under the 2013 Equity Incentive Plan	2,346,695	(8)	$14.00	(9)	$32,853,730.00	$4,481.25
– Reserved for future issuance under the 2013 Employee Stock Purchase Plan	469,339	(10)	$14.00	(11)	$6,570,746.00	$896.25
Total	4,705,413		N/A		$51,234,338.04	$6,988.36

(1)                                     Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock (the “Common Stock”) that become issuable under the Registrant’s Amended and Restated 2002 Stock Option Plan (the “2002 Plan”), 2013 Equity Incentive Plan (the “2013 EIP”) or 2013 Employee Stock Purchase Plan (the “Purchase Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Common Stock.

(2)                                     Represents shares of Common Stock reserved for issuance pursuant to outstanding stock option awards under the 2002 Plan.

(3)                                     Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act on the basis of the weighted average exercise price of $5.03 per share (rounded up to the nearest cent).

(4)                                     Represents shares of Common Stock reserved for issuance pursuant to outstanding restricted stock unit (RSU) awards under the 2002 Plan.

(5)                                     Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act and based upon the initial public offering price of $14.00 per share of the Common Stock as set forth in the Registrant’s Registration Statement on Form S-1 (File No. 333-187173) declared effective on April 11, 2013 (the “Initial Public Offering Price”).

(6)                                     Represents shares of Common Stock reserved for future issuance under the 2002 Plan.

(7)                                     Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act and based upon the Initial Public Offering Price.

(8)                                     Represents shares of Common Stock reserved for future issuance under the 2013 EIP. The 2013 EIP share reserve will automatically increase on February 1 of each year, for a period of ten years, beginning on February 1, 2014 and continuing through and including February 1, 2023, by the lesser of 5% of the total number of shares of Common Stock outstanding on the immediately preceding January 31, or a lesser number of shares determined by the Registrant’s Board of Directors.

(9)                                     Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act and based upon the Initial Public Offering Price.

(10)                                Represents shares of Common Stock reserved for future issuance under the Purchase Plan.  The Purchase Plan share reserve will increase automatically each year, for a period of ten years, beginning on February 1, 2014 and continuing through and including February 1, 2023, by the least of (i) 2% of the total number of shares of Common Stock outstanding on the immediately preceding January 31; (ii) 1,408,017 shares of Common Stock; or (iii) such lesser number as determined by the Registrant’s Board of Directors.

(11)                                Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act and based upon the Initial Public Offering Price.

PART II

ITEM 3.                                                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by Rally Software Development Corp. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

(a)                                 The Registrant’s prospectus filed with the Commission on April 12, 2013 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statements on Form S-1, as amended (File Nos. 333-187173 and 333-187876), which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed; and

(b)                                 The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed on April 5, 2013 (File No. 001-35868) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.                                                DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.                                                INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.                                                INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

The Registrant’s amended and restated certificate of incorporation to be effective upon the closing of the Registrant’s initial public offering contains provisions that eliminate the liability of its directors for monetary damages to the fullest extent under applicable law.

The Registrant’s amended and restated bylaws to be effective upon the closing of the Registrant’s initial public offering provide that:

•                  the Registrant is required to indemnify its directors and executive officers to the extent not prohibited by law, subject to certain limited exceptions;

•                  the Registrant may indemnify its other officers, employees and agents to the extent not prohibited by law;

•                  the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by law, subject to certain limited exceptions; and

•                  the rights conferred in the amended and restated bylaws are not exclusive.

In addition, the Registrant has entered, and intends to continue to enter, into indemnification agreements with each of its current directors and officers.  These agreements provide for the indemnification of directors and officers for all expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were agents of the Registrant.

The Registrant currently carries liability insurance for its directors and officers for securities matters.

The indemnification provisions in the Registrant’s amended and restated certificate of incorporation and amended and restated bylaws and the indemnification agreements entered into or to be entered into between the Registrant and each of its directors and officers is sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.

See also the undertakings set out in response to Item 9 hereof.

ITEM 7.                                                EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.                                                EXHIBITS

The following exhibits are filed herewith:

Exhibit Number	Description

4.1 (1)	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect.

4.2 (2)	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be in effect upon closing of the Registrant’s initial public offering.

4.3 (3)	Amended and Restated Bylaws of the Registrant, as currently in effect.

4.4 (4)	Form of Amended and Restated Bylaws of the Registrant, to be in effect upon closing of the Registrant’s initial public offering.

4.5 (5)	Form of Registrant’s Common Stock Certificate.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP, independent registered public accounting firm.

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.1	Amended and Restated 2002 Stock Option Plan.

99.2	2013 Equity Incentive Plan.

99.3	2013 Employee Stock Purchase Plan.

(1)                                 Filed as Exhibit 3.1 to Registrant’s Registration Statement on Form S-1/A (File No. 333-187173), filed with the Securities and Exchange Commission on April 2, 2013, and incorporated herein by reference.

(2)                                 Filed as Exhibit 3.3 to Registrant’s Registration Statement on Form S-1 (File No. 333-187173), filed with the Securities and Exchange Commission on March 11, 2013, and incorporated herein by reference.

(3)                                 Filed as Exhibit 3.4 to Registrant’s Registration Statement on Form S-1 (File No. 333-187173), filed with the Securities and Exchange Commission on March 11, 2013, and incorporated herein by reference.

(4)                                 Filed as Exhibit 3.5 to Registrant’s Registration Statement on Form S-1 (File No. 333-187173), filed with the Securities and Exchange Commission on March 11, 2013, and incorporated herein by reference.

(5)                                 Filed as Exhibit 4.1 to Registrant’s Registration Statement on Form S-1/A (File No. 333-187173), filed with the Securities and Exchange Commission on April 2, 2013, and incorporated herein by reference.

ITEM 9.                                                UNDERTAKINGS

1.                                      The undersigned Registrant hereby undertakes:

(a)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                    To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)                                To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)                            To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.                                      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.                                      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on April 12, 2013.

RALLY SOFTWARE DEVELOPMENT CORP.

By:	/s/ Timothy A. Miller
Timothy A. Miller
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy A. Miller and James M. Lejeal, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy A. Miller	President, Chief Executive Officer and Director (Principal Executive Officer)	April 12, 2013
Timothy A. Miller

/s/ James M. Lejeal	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 12, 2013
James M. Lejeal

/s/ Kenneth M. Mesikapp	Chief Accounting Officer, Vice President and Assistant Secretary (Principal Accounting Officer)	April 12, 2013
Kenneth M. Mesikapp

/s/ Thomas F. Bogan	Director	April 12, 2013
Thomas F. Bogan

/s/ Mark T. Carges	Director	April 12, 2013
Mark T. Carges

/s/ Bryan D. Stolle	Director	April 12, 2013
Bryan D. Stolle

/s/ Timothy V. Wolf	Director	April 12, 2013
Timothy V. Wolf

EXHIBIT INDEX

Exhibit Number	Description

4.1 (1)	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect.

4.2 (2)	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be in effect upon closing of the Registrant’s initial public offering.

4.3 (3)	Amended and Restated Bylaws of the Registrant, as currently in effect.

4.4 (4)	Form of Amended and Restated Bylaws of the Registrant, to be in effect upon closing of the Registrant’s initial public offering.

4.5 (5)	Form of Registrant’s Common Stock Certificate.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP, independent registered public accounting firm.

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.1	Amended and Restated 2002 Stock Option Plan.

99.2	2013 Equity Incentive Plan.

99.3	2013 Employee Stock Purchase Plan.

(1)                                 Filed as Exhibit 3.1 to Registrant’s Registration Statement on Form S-1/A (File No. 333-187173), filed with the Securities and Exchange Commission on April 2, 2013, and incorporated herein by reference.

(2)                                 Filed as Exhibit 3.3 to Registrant’s Registration Statement on Form S-1 (File No. 333-187173), filed with the Securities and Exchange Commission on March 11, 2013, and incorporated herein by reference.

(3)                                 Filed as Exhibit 3.4 to Registrant’s Registration Statement on Form S-1 (File No. 333-187173), filed with the Securities and Exchange Commission on March 11, 2013, and incorporated herein by reference.

(4)                                 Filed as Exhibit 3.5 to Registrant’s Registration Statement on Form S-1 (File No. 333-187173), filed with the Securities and Exchange Commission on March 11, 2013, and incorporated herein by reference.

(5)                                Filed as Exhibit 4.1 to Registrant’s Registration Statement on Form S-1/A (File No. 333-187173), filed with the Securities and Exchange Commission on April 2, 2013, and incorporated herein by reference.